UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 1.01ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Stock Purchase Agreement

Magellan Gold Corporation (the “Company”)(OTC.QB:  MAGE) and Rose Petroleum plc (AIM:  ROSE) have executed a definitive and binding stock purchase agreement (“SPA”) pursuant to which Magellan will acquire 100% interest in Rose's mineral processing mill operation in San Dieguito de Arriba, Nayarit State, Mexico and its associated assets, licenses and agreements (together, the "SDA Mill"). The purchase price for the SDA Mill will be US $1.5 million, consisting of $1.0 million in cash (of which $100,000 has been paid in the form of an option extension payment) and $500,000 in shares of restricted common stock. The purchase of the SDA Mill is expected to close in October 2017, subject to the satisfaction of certain conditions, including Rose completing the split-off of the subsidiary which owns the Mill and Rose obtaining the approval of its shareholders.  A copy of the SPA is filed herewith as Exhibit 10.1.

ITEM 7.01REGULATION FD DISCLOSURE

On September 11, 2017 the Company issued a press release announcing the signing of the SPA noted at Item 1.01 of this Report.  A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Stock Purchase Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: September 11, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President